Contact:                 Thomas J. Linneman                                                                                     For immediate release
513-661-0457

Cheviot Financial Corp. Reports Second-Quarter Earnings

CINCINNATI, Ohio – August 4, 2014 – Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings for the second fiscal quarter of 2014 of $527,000, or $0.08 cents per share based upon 6,607,066 weighted average shares outstanding at June 30, 2014. Net earnings for the three months ended June 30, 2013 totaled $265,000 or $0.04 cents per share based upon 6,905,946 weighted average shares outstanding at June 30, 2013.

For the three months ended June 30, 2014:

Net earnings for the three months ended June 30, 2014 totaled $527,000, a $262,000 increase from the $265,000 earnings reported in the June 2013 period.  The increase in net earnings reflects an increase in other income of $415,000 and a decrease of $122,000 in general, administrative and other expenses, which were partially offset by a decrease of $55,000 in net interest income, an increase of $70,000 in the provision for losses on loans and an increase of $150,000 in the provision for federal income taxes.

Total interest income decreased $254,000, or 5.2%, to $4.6 million for the three months ended June 30, 2014, from the comparable quarter in 2013.   Interest income on loans decreased $276,000, or 7.0%, to $3.7 million during the 2014 quarter from $3.9 million for the 2013 quarter.  This decrease was due primarily to a $2.8 million, or 0.8%, decrease in the average balance of loans outstanding and a 29 basis point decrease in the average yield on loans to 4.44% for the 2014 quarter from 4.73% for the three months ended June 30, 2013.  Interest income on mortgage-backed securities increased $11,000, or 26.8%, to $52,000 for the three months ended June 30, 2014, from $41,000 for the comparable 2013 quarter, due primarily to a $3.0 million, or 34.1% increase in the average balance of securities outstanding, which was partially offset by a 10 basis point decrease in the average yield.  Interest income on investment securities increased $19,000, or 2.4%, to $796,000 for the three months ended June 30, 2014, compared to $777,000 for the same quarter in 2013, due primarily to a 40 basis point increase in the average yield to 2.16% in the 2014 quarter, which was partially offset by a decrease of $29.3 million in the average balance of investment securities outstanding.  Interest income on other interest-earning deposits decreased $8,000, or 8.2% to $90,000 for the three months ended June 30, 2014.

Interest expense decreased $199,000, or 18.0% to $904,000 for the three months ended June 30, 2014, from $1.1 million for the same quarter in 2013.  Interest expense on deposits decreased by $153,000, or 16.6%, to $767,000, from $920,000, due primarily to a 10 basis point decrease in the average costs of deposits to 0.66% and a $15.4 million, or 3.2% decrease in the average balance of deposits outstanding.  The decrease in the average cost of deposits is due to the overall changes in the deposit composition and lower market rates for the period.  Interest expense on borrowings decreased by $46,000, or 25.1%, due primarily to a $5.0 million decrease in the average balance outstanding and due to a 11 basis point decrease in the average cost of borrowings.

As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $55,000, or 1.5%, to $3.7 million for the three months ended June 30, 2014, as compared to the same quarter in 2013.  The average interest rate spread increased to 2.95% for the three months ended June 30, 2014 from 2.82% for the three months ended June 30, 2013.  The net interest margin increased to 2.98% for the three months ended June 30, 2014 from 2.86% for the three months ended June 30, 2013.

For the three months ended June 30, 2014, the company recorded a provision for losses on loans of $355,000, as compared to $285,000 for the three months ended June 30, 2013.  At June 30, 2014 non-performing loans as a percent of net loans decreased to 1.5% from 2.9% at June 30, 2013.  This decrease is a result of the overall decrease in non-performing loans of $4.8 million from period end to period end.

Other income increased $415,000, or 76.6%, to $957,000 for the three months ended June 30, 2014, compared to the same quarter in 2013, due primarily to the gain on sale of investment securities designated as available-for-sale of $281,000 and the absence during the 2014 period of a loss on sale of office premises and equipment of $255,000.  During the quarter ended June 30, 2013, the Company sold the former Franklin Savings headquarters.

General, administrative and other expense decreased $122,000, or 3.3%, to $3.6 million for of the three months ended June 30, 2014.  This decrease is a result of a decrease in employee compensation and benefits of $232,000, a decrease in occupancy and equipment of $74,000, a decrease of $83,000 in property, payroll and other taxes, a decrease of $45,000 in legal and other professional expenses, which was partially offset by a $142,000 increase in the impairment of real estate owned expense.

The provision for federal income taxes increased $150,000 for the three months ended June 30, 2013.   The effective tax rate for the three months ended June 30, 2014 was 27.8%.

For the six months ended June 30, 2014:

Net earnings for the six months ended June 30, 2014 totaled $1.3 million, a $286,000 increase from the $1.1 million in net earnings reported for the June 2013 period.  The increase in net earnings reflects an increase in other income of $522,000 and a decrease of $394,000 in general, administrative and other expense, which were partially offset by a decrease in net interest income of $252,000, an increase of $215,000 in the provision for losses on loans and an increase in the provision for federal income taxes of $163,000.

Total interest income decreased $692,000, or 7.0%, to $9.2 million for the six months ended June 30, 2014, from the comparable period in 2013.   Interest income on loans decreased $606,000, or 7.6%, to $7.4 million during the 2014 period from $8.0 million for the 2013 period.  This decrease was due primarily to a $3.3 million decrease in the average balance of loans outstanding and by a 32 basis point decrease in the average yield to 4.47% from 4.79% in the 2013 period.  Interest income on mortgage-backed securities increased $30,000, or 36.6%, to $112,000 for the six months ended June 30, 2014, from $82,000 for the 2013 period, due primarily to an increase of $3.0 million in the average balance of securities outstanding and by a five basis point increase in yield period over period.  Interest income on investment securities decreased $98,000, or 6.0%, to $1.5 million for the six months ended June 30, 2014, compared to $1.6 million for the same period in 2013, due primarily to a decrease of $31.4 million, or 17.4%, in the average balance of investment securities outstanding, which was partially offset by a 25 basis point increase in the average yield to 2.07% for the 2014 period. Interest income on other interest-earning deposits decreased $18,000, or 9.2%, to $178,000 for the six months ended June 30, 2014, as compared to the same period in 2013.

Interest expense decreased $440,000, or 19.4%, to $1.8 million for the six months ended June 30, 2014, from $2.3 million for the same period in 2013.  Interest expense on deposits decreased by $349,000, or 18.5%, to $1.5 million from $1.9 million, due primarily to an $18.9 million decrease in the average balance outstanding, which was partially offset by 12 basis point decrease in the average costs of deposits to 0.66% during the 2013 period.  Interest expense on borrowings decreased by $91,000, or 24.1%, due primarily to a $4.9 million, or 21.5%, decrease in the average balance outstanding and a 11 basis point decrease in the average cost of borrowings.

As a result of the foregoing changes in interest income and interest expense, net interest income decreased by $252,000, or 3.3%, to $7.4 million for the six months ended June 30, 2014.  The average interest rate spread increased 10 basis points to 2.94% for the six months ended June 30, 2014 from 2.84% for the six months ended June 30, 2013.  The net interest margin increased to 2.97% for the six months ended June 30, 2014 from 2.88% for the six months ended June 30, 2013.

For the six months ended June 30, 2014, the company recorded a provision for losses on loans of $555,000, as compared to $340,000 for the six months ended June 30, 2013.

Other income increased $522,000, or 35.1%, to $2.0 million for the six months ended June 30, 2014, compared to the same period in 2013, due primarily to the gain on sale of investment securities designated as available for sale of $722,000 and the absence during the 2014 period of a loss on sale of office premises and equipment of $255,000, which were partially offset by a $258,000 decrease in the gain on sale of loans and a decrease of $163,000 in other operating income.

General, administrative and other expense decreased $394,000, or 5.3%, to $7.0 million for the six months ended June 30, 2014, from $7.4 million for the comparable period in 2013.  The decrease is a result of a decrease of $441,000 in employee compensation and benefits, a decrease of $100,000 in occupancy and equipment, a decrease of $158,000 in property, payroll and other taxes, which was partially offset by an increase of $237,000 in real estate owned loss expense.

The provision for federal income taxes increased $163,000, or 42.1%, for the six months ended June 30, 2014.   The effective tax rate for the six months ended June 30, 2013 was 29.1%.

Financial Condition Changes at June 30, 2014 and December 31, 2013:

At June 30, 2014, total assets were $581.0 million, compared with $587.1 million at December 31, 2013.  Total assets decreased $6.1 million, or 1.0%, primarily due to the decrease in investment securities of $9.8 million and a decrease in loans receivable of $8.7 million.  The decrease in investment securities was a result of calls of $30.0 million and the sale of corporate securities of $2.5 million, which were offset by an increase in the fair market value of securities designated as available for sale of $7.0 million.  The decrease in loans receivable resulted from the sale of loans in the secondary market of $11.0 million and principal repayments of $32.3 million, which were partially offset by loan originations of $35.4 million.

Total liabilities were $486.7 million at June 30, 2014, a decrease of $9.5 million, or 1.9% compared to $496.2 million at December 31, 2013.  The decrease in total liabilities is a result of a decrease of $5.5 million, or 1.2% in total deposits which totaled $463.9 million at June 30, 2014, as compared to $469.4 million at December 31, 2013.  Advances from the Federal Home Loan Bank of Cincinnati decreased by $3.1 million, or 16.0%, to $16.2 million at June 30, 2014, from $19.3 million at December 31, 2013.  The decrease is a result of approximately $3.0 million in repayments during the six months ended June 30, 2014.

Shareholders’ equity at June 30, 2014 was $94.3 million, an increase of $3.4 million, or 3.8%, from December 31, 2013.  The increase primarily resulted from net income of $1.3 million and a decrease in the unrealized loss on securities designated as available for sale of $4.7 million, which were partially offset by repurchasing 127,000 shares at an average price of $11.37 per share through the stock buyback program for a total cost of $1.5 million and dividend payments on common stock of $1.2 million.  At June 30, 2014, tangible book value per share was $12.46 as compared to $11.72 at December 31, 2013.  Tangible book value per share was affected by the increase in the fair market value of investment securities designated as available for sale as other comprehensive loss decreased during the 2014 period.  At June 30, 2014, other comprehensive loss was $2.5 million.  Over time, the impact of the other comprehensive loss on our tangible book value per share will decrease as investments are called or mature at par; however, a sudden increase in interest rates can have an adverse effect, as increases in rates may increase accumulated comprehensive loss.

Cheviot Financial Corp.

SUMMARIZED
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION AND
CONSOLIDATED STATEMENTS OF INCOME

The following tables set forth consolidated selected financial and other data of Cheviot Financial Corp. at the dates and for the periods presented.

	For the Six Months Ended
	(Unaudited)	(Unaudited)
	6/30/2014	6/30/2013
Selected Operating Data:
Total interest income	$9,249	$9,941
Total interest expense	1,824	2,264
Net interest income	7,425	7,677
Provision for losses on loans	555	340
Net interest income after provision for losses on loans	6,870	7,337
Total other income	2,011	1,489
Total general, administrative and other expense	6,989	7,383
Earnings before income taxes	1,892	1,443
Federal income taxes	550	387
Net earnings	$1,342	$1,056

Earnings per share – basic and diluted	$0.20	$0.15

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
ASSETS:	(In thousands)
Cash and cash equivalents	$39,057	$39,816	$22,112	$15,873	$28,656
Investment securities available for sale	144,123	140,702	153,942	164,483	164,450
Mortgage-backed securities available for sale	8,667	9,130	9,361	9,792	5,278
Mortgage-backed securities held to maturity – at cost	2,880	2,995	3,116	3,221	3,363
Loans receivable, net (1)	328,187	332,213	336,837	337,048	333,983
Other assets	58,129	59,397	61,742	61,324	62,564
Total Assets	$581,043	$584,253	$587,110	$591,741	$598,294

LIABILITIES:
Deposits	$463,889	$466,635	$469,387	$471,493	$477,381
Advances from the Federal Home Loan Bank	16,187	17,801	19,261	20,108	21,197
Other liabilities	6,626	7,122	7,535	7,008	6,012
Total Liabilities	486,702	491,558	496,183	498,609	504,590
Total Shareholders’ equity	94,341	92,695	90,927	93,132	93,704
Total Liabilities & Shareholders’ equity	$581,043	$584,253	$587,110	$591,741	$598,294

(1)	Includes loans held for sale, net of allowance for loan losses and deferred loan costs.

	For the Three Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
	(In thousands, except per share data)

Total interest income	$4,606	$4,642	$4,689	$4,682	$4,860
Total interest expense	904	919	1,003	1,065	1,103
Net interest income	3,702	3,723	3,686	3,617	3,757
Provision for losses on loans	355	200	518	585	285
Net interest income after provision for
losses on loans	3,347	3,523	3,168	3,032	3,472
Total other income	957	1,054	701	511	542
Total general, administrative and other
expense	3,574	3,416	3,425	3,578	3,696
Earnings (loss) before income taxes	730	1,161	444	(35)	318
Federal income taxes (benefit)	203	346	89	(56)	53
Net earnings	$527	$815	$355	$21	$265

Earnings per share – basic and diluted	$0.08	$0.12	$0.06	$0.00	$0.04

Cheviot Financial Corp.
SELECTED FINANCIAL AND OTHER DATA

	For the Three Months Ended
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Selected Financial Ratios and Other Data:(1)
Performance Ratios:
Return on average assets	0.36%	0.56%	0.24%	0.01%	0.17%
Return on average equity	2.26	3.56	1.52	0.09	1.02
Average equity to average assets	15.97	15.79	15.87	15.81	16.87
Net interest margin (2)	2.98	2.96	2.86	2.79	2.86
Interest rate spread (2)	2.95	2.93	2.82	2.75	2.82
Average interest-earning assets to average
interest-bearing liabilities	102.92	104.43	105.33	104.75	104.43
Total general, administrative and other expenses
to average total assets	2.45	2.35	2.32	2.40	2.40
Efficiency ratio (3)	76.73	71.52	78.07	86.68	85.97

Other Financial Ratios:
Basic earnings per share	$0.08	$0.12	$0.06	$0.00	$0.04
Diluted earnings per share	$0.08	$0.12	$0.06	$0.00	$0.04
Tangible book value per common share	$12.46	$12.05	$11.72	$12.02	$12.11
Shares outstanding	6,707,803	6,793,903	6,834,803	6,836,903	6,836,903
Weighted average shares	6,607,066	6,653,983	6,628,306	6,628,648	6,905,946
Weighted average diluted shares	6,612,977	6,658,492	6,633,549	6,635,467	6,913,638

Asset Quality Ratios:
Nonperforming loans as a percent of net loans (4)	1.47%	1.67%	2.20%	2.76%	2.88%
Nonperforming assets as a percent of total assets (4)	1.31	1.46	1.82	2.29	2.43
Allowance for loan losses as a percent of net loans	0.61	0.52	0.50	0.47	0.46
Allowance for loan losses as a percent of nonperforming assets (4)	26.14	20.25	15.88	11.61	10.52
Allowance for loan losses as a percent of net originated loans (5)	0.61	0.59	0.58	0.56	0.55
Allowance for loan losses as a percent of net purchased loans	0.71	0.53	0.53	0.44	0.43
Allowance for loan losses as a percent of originated non-performing assets (5)	43.15	32.09	25.38	17.79	15.21
Allowance for loan losses as a percent of purchased non-performing assets	14.39	11.50	9.64	10.04	9.58
Net charge-offs to average loans	0.08	0.05	0.38	0.11	0.11

Regulatory Capital Ratios:
Tangible capital	13.73%	13.59%	13.46%	13.47%	13.31%
Core capital	13.73	13.59	13.46	13.47	13.31
Risk-based capital	26.50	25.70	25.26	25.50	25.67

Number of:
Banking offices	12	12	12	12	12

(1)	With the exception of end of period ratios, all ratios are based on average monthly balances during the periods.
(2)
Interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities.  Net interest margin represents net interest income as a percentage of average interest-earning assets.

(3)	Efficiency ratio represents the ratio of general, administrative and other expenses divided by the sum of net interest income and total other income.
(4)
Nonperforming loans consist of non-accrual loans and accruing loans greater than 90 days delinquent, while nonperforming assets consist of non-performing loans and real estate acquired through foreclosure.  Includes non-performing assets acquired from First Franklin Corporation.

(5)	Ratios exclude the effects of loans and non-performing assets acquired from First Franklin Corporation.

Cheviot Savings Bank was established in 1911 and currently has twelve full-service offices in Hamilton County, Ohio.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.